UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2024

TRINET GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware		001-36373	95-3359658
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)
One Park Place, Suite 600
Dublin,	CA		94568
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (510) 352-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock par value $0.000025 per share	TNET	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
CEO Transition
On February 12, 2024, the Board of Directors (the “Board”) of TriNet Group, Inc. (the “Company”) appointed Michael Q. Simonds as the Chief Executive Officer and President of the Company, effective February 16, 2024 (the “Effective Date”). Mr. Burton M. Goldfield will retire from his current position as Chief Executive Officer and President of the Company, effective as of immediately prior to the Effective Date, after more than 15 years in this position.
On February 12, 2024, the Board also appointed Mr. Simonds as a Class III director, effective as of the Effective Date. Mr. Simonds will serve as a Class III director with a term expiring at the Company’s annual meeting of stockholders to be held in 2026 and until his successor is duly elected and qualified, or his earlier death, resignation or removal.
Mr. Simonds, age 49, served as Executive Vice President, Chief Operating Officer of Unum Group from February 2020 until February 2024. Prior to that, he served as Executive Vice President, President and Chief Executive Officer, at Unum US since July 2013. Mr. Simonds holds a B.S. in Economics and Anthropology from Bowdoin College and an M.B.A. from Harvard Business School.
The Company and Mr. Simonds entered into an employment agreement in connection with his appointment (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Simonds is eligible for the following compensation, (i) an annual base salary of $1,000,000, (ii) a sign-on bonus of $3,000,000, subject to repayment on a pro-rated basis in the event of a separation from service prior to the second anniversary of the Effective Date due to Mr. Simonds voluntary resignation or termination for cause, and (iii) an annual target bonus of 150% of Mr. Simonds’ annual base salary for 2024, subject to achievement of performance metrics established by the Company.
In addition, Mr. Simonds will be eligible to receive (i) a one-time award of restricted stock units covering shares of the Company’s common stock (“RSUs”) in connection with his commencement of service, with a target value of $1,600,000 (the “New Hire RSUs”), and (ii) an award of RSUs with a target value of $4,200,000, and performance share units (“PSUs”) with a target value of $7,800,000, in each case in connection with the Company’s annual grant cycle (the “2024 Annual Grants”). The New Hire RSUs will vest in full on December 31, 2024, and the RSUs granted in connection with the 2024 Annual Grants will vest over a four-year period with 1/4th of the underlying shares vesting on the one-year anniversary of grant and the remainder vesting in equal quarterly installments thereafter, in each case subject to Mr. Simonds’ continued service on such date. The PSUs granted in connection with the 2024 Annual Grants will be subject to the same performance terms and other vesting requirements as applicable to PSUs granted to the Company’s other executive officers in connection with the 2024 performance cycle.
Pursuant to the Employment Agreement, if Mr. Simonds is terminated by the Company without “cause” or he resigns for “good reason” (each as defined in the Employment Agreement), Mr. Simonds will be entitled to the following severance and benefits: (i) a cash payment in an amount equal to (A) 18 months of his base salary, plus (B) an amount equal to the estimated cost of monthly premiums necessary to continue healthcare coverage for Mr. Simonds and his eligible dependents for 18 months, and (ii) and acceleration of Mr. Simonds’ outstanding time-based awards (including any PSUs for which the performance period is completed) as of such date. To the extent that any such termination occurs within one day prior to, or six months following, a change in control of the Company, Mr. Simonds would be entitled to receive an additional cash payment equal to 1.5x his target annual bonus for the year and all of his outstanding time-based awards (including any PSUs for which the performance period is completed) will become fully vested. In each case, any PSUs for which the performance period has not been completed as of the date of the qualifying termination will continue to be governed by the terms of the applicable award agreement. The foregoing severance payments and benefits are subject to Mr. Simonds’ execution of a general release of claims against the Company and his compliance with certain restrictive covenants.
The Company has also entered into its standard form of indemnification agreement with Mr. Simonds, which was previously filed by the Company on March 4, 2014, as Exhibit 10.8 to the Company’s Registration Statement on Form S-1/A.
There are no family relationships between Mr. Simonds and any Company director or executive officer, and no arrangements or understandings between Mr. Simonds and any other person pursuant to which he was selected as an officer or director. Mr. Simonds is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.
The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto and which is incorporated herein by reference.

Transition Agreement
In connection with the leadership transition, Mr. Goldfield entered into a transition agreement with the Company on February 13, 2024, pursuant to which he will retire from the role of Chief Executive Officer and President of the Company and assume a non-executive employee role, effective as of immediately prior to the Effective Date (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Goldfield will separate from employment effective April 1, 2024 and subsequently enter into a consulting agreement with the Company pursuant to which he will continue to provide advisory services through March 31, 2025 in order to support a smooth transition in the Company’s leadership structure. Mr. Goldfield’s compensation and benefits remain unchanged during his term of continued employment and he will be entitled to a monthly fee of $13,500 over the course of his consulting service. Mr. Goldfield’s outstanding equity awards will continue to vest in accordance with their terms during the service period.
On February 13, 2024, Mr. Goldfield also tendered his resignation to the Board, to be effective as of the conclusion of the Company’s annual meeting of stockholders to be held in 2024. Mr. Goldfield’s decision to resign did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is attached as Exhibit 10.2 hereto and which is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
On February 15, 2024, the Company issued a press release announcing the leadership transition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.
The information contained in this Item 7.01 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement between the Company and Michael Q. Simmonds, dated February 12, 2024.
10.2	Transition Agreement between the Company and Burton M. Goldfield, dated February 13, 2024.
99.1	Press Release, dated February 15, 2024.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Employment Agreement between the Company and Michael Q. Simmonds, dated February 12, 2024.
10.2	Transition Agreement between the Company and Burton M. Goldfield, dated February 13, 2024.
99.1	Press Release, dated February 15, 2024.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriNet Group, Inc.
Date:	February 15, 2024	By:	/s/ Samantha Wellington
Samantha Wellington
Executive Vice President, Business Affairs, Chief Legal Officer and Secretary